Exhibit 3.1.1

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi Canadienne sur les sociètès par actions

ProMIS Neurosciences Inc.
Corporate name / Dènomination sociale

432461-7
Corporation number / Numèro de sociètè

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Virginie Ethier
Virginie Ethier
Director / Directeur

2015-07-08
Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Form 4 Articles of Amendment Canada Business Corporations Act (CBCA (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne sur les societes par actions (LCSA) (art. 27 ou 177)

1	Corporate name Denomination sociale
AMORFIX LIFE SCIENCES LTD.

2	Corporation number Numero de la societe
432461-7

3	The articles are amended as follows Les statuts sont modifies de la faoon suivante

The corporation changes its name to: La denomination sociale est modifiee pour :
ProMIS Neurosciences Inc.

4	Declaration: I certify that I am a director or an officer of the corporation.
Declaration : J'atteste que je suis un administrateur ou un dirigeant de la societe.

Original signed by / Original signe par
Elliot Paul Goldstein

Elliot Paul Goldstein
415-341-5783

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse dèclaration constitue une infraction et son auteur, sur declaration de culpabilite par procedure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exiges par la LCSA. Il est a noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgues au public. Ils seront stockes dans la banque de renseignements personnels numero IC/PPU-049.